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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            PARKWAY PROPERTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999

To the Stockholders:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), will be held at the 111 Capitol Building, 111 East Capitol Street, Jackson, Mississippi, at 1:30 p.m., Jackson time, on June 3, 1999 for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To consider and take action on amendments to the 1994 Stock Option Plan, as amended; and

     3. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SARAH P. CLARK
                                          Senior Vice President, Chief Financial
                                          Officer
                                          and Secretary

Dated: April 30, 1999

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

                                                                  April 30, 1999

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1999

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), to be held on June 3, 1999 at 1:30 p.m., Jackson time, at the 111 Capitol Building, 111 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal period ended December 31, 1998 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 30, 1999.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $2,500 (subject to increase for additional services such as telephone solicitation) plus reimbursement for out-of-pocket expenses for its services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), entitled to vote at the Meeting has been fixed at the close of business on April 15, 1999. On such date there were 9,986,829 shares of Common Stock outstanding, entitled to one vote each.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of April 1, 1999 more than five percent of the Common Stock outstanding, except as set forth in the following table.

                                                                                    PERCENT
                                                                  AMOUNT              OF
                     NAME AND ADDRESS                          BENEFICIALLY         COMMON
                   OF BENEFICIAL OWNER                            OWNED            STOCK (1)
                   -------------------                         ------------        ---------
Perkins, Wolf, McDonnell & Company
53 W. Jackson Boulevard, Suite 722
Chicago, Illinois 60604...................................       676,800(2)           6.7%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202.................................       548,400(3)           5.4

---------------

(1) Based on the number of shares of Common Stock outstanding on April 1, 1999 which was 10,088,445 shares.

(2) Based upon a Statement on Schedule 13G filed with the Securities and Exchange Commission (the "SEC"), which indicated that Perkins, Wolf, McDonnell & Company had shared voting and dispositive power with respect to such shares.

(3) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that T. Rowe Price Associates, Inc. had sole voting power with respect to 95,900 shares of Common Stock and sole dispositive power with respect to 548,400 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned, as of April 1, 1999, by each director, nominee for director and executive officer of the Company. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock set forth in the table.

                                                                                   PERCENT
                                                                 AMOUNT           OF COMMON
                          NAME                             BENEFICIALLY OWNED     STOCK (1)
                          ----                             ------------------     ---------
Daniel C. Arnold.........................................        41,902(2)             *
Roger P. Friou...........................................        32,751(3)             *
Martin L. Garcia.........................................        12,100(4)             *
Michael J. Lipsey........................................        11,100(5)             *
Joe F. Lynch.............................................        68,217(6)             *
C. Herbert Magruder......................................        68,914(7)             *
W. Lincoln Mossop, Jr....................................        41,950(8)             *
Leland R. Speed..........................................       186,059(9)           1.8%
Steven G. Rogers.........................................       127,691(10)          1.3
Sarah P. Clark...........................................        28,884(11)            *

                                                                                   PERCENT
                                                                 AMOUNT           OF COMMON
                          NAME                             BENEFICIALLY OWNED     STOCK (1)
                          ----                             ------------------     ---------
David R. Fowler..........................................        14,417(12)            *
James M. Ingram..........................................        18,575(13)            *
G. Mitchel Mattingly.....................................        24,436(14)            *
Regina P. Shows..........................................         7,500(15)            *
Directors, nominees and executive officers as a group....       684,496(16)          6.6

---------------

 * Less than 1%.

 (1) Based on the number of shares of Common Stock outstanding on April 1, 1999 which was 10,088,445 shares.

 (2) Includes 20,250 shares of Common Stock Mr. Arnold has the right to acquire under the 1991 Directors Stock Option Plan, as amended (the "Directors Plan").

 (3) Includes 3,000 shares of Common Stock Mr. Friou has the right to acquire under the 1991 Directors Plan.

 (4) Includes (i) 7,500 shares of Common Stock Mr. Garcia has the right to acquire under the 1991 Directors Plan; (ii) 1,000 shares of Common Stock held in trust for Mr. Garcia's children, of which Mr. Garcia is the trustee; and (iii) 1,300 shares of Common Stock held by Garcia Enterprises, a company of which Mr. Garcia is President and a shareholder.

 (5) Includes 10,500 shares of Common Stock Mr. Lipsey has the right to acquire under the Directors Plan.

 (6) Includes 20,250 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan. Mr. Lynch also owns 2,300 shares of 8.75% Series A Cumulative Preferred Stock, par value $0.001 per share, of the Company ("Series A Preferred Stock"), that do not have voting rights at the Meeting.

 (7) Includes 20,250 shares of Common Stock Dr. Magruder has the right to acquire under the 1991 Directors Plan. Does not include 450 shares of Common Stock beneficially owned by Dr. Magruder's wife, as to which he disclaims beneficial ownership. Dr. Magruder also owns 8,000 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (8) Includes 20,250 shares of Common Stock Mr. Mossop has the right to acquire under the 1991 Directors Plan.

 (9) Includes 35,747 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 21,157 shares of Common Stock owned by Mr. Speed's wife, as to all of which Mr. Speed disclaims beneficial ownership.

(10) Includes 42,789 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 12,040 shares of Common Stock beneficially owned by Mr. Rogers' wife as to which he disclaims beneficial ownership.

(11) Includes 15,584 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 500 shares of Common Stock Ms. Clark owns as custodian for her children.

(12) Includes 6,175 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(13) Includes 12,575 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(14) Includes 2,750 shares of Common Stock Mr. Mattingly has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(15) Includes 2,500 shares of Common Stock Ms. Shows has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(16) Includes 102,000 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan and 118,120 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the Company's 1994 Stock Option Plan.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at nine. All nine positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected at the 1998 Annual Meeting of Stockholders.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

        NAME, POSITION AND                               PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY           AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------           ---              ----------------------------------
Daniel C. Arnold..................     69      Private investor; Director of Farm & Home Savings
  Director since 1994                          Association from 1989 to 1994.
Roger P. Friou....................     64      Private investor; Director of Jitney Jungle Stores of
  Director since 1995                          America, Inc. (a regional supermarket chain),
                                               President from 1996 to 1997, and its Vice Chairman
                                               and Chief Financial Officer until 1996.
Martin L. Garcia..................     43      Partner in the law firm of Hill, Ward & Henderson,
  Director since 1998                          P.A.; President of Garcia Enterprises (investment
                                               firm).
Michael J. Lipsey.................     49      President of The Lipsey Company (designs and delivers
  Director since 1997                          training programs concerning the commercial real
                                               estate marketplace).

        NAME, POSITION AND                               PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY           AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------           ---              ----------------------------------
Joe F. Lynch......................     66      Chairman of the Board and Chief Executive Officer of
  Director since 1994                          First Continental Corporation (a real estate company)
                                               since 1994; Limited Partner and Manager of the
                                               General Partner of First Continental Investment Co.,
                                               Ltd. since 1996; Chairman of the Board and Chief
                                               Executive Officer of First Continental Real Estate
                                               Investment Trust from 1989 to 1994; Vice Chairman of
                                               the Board of Farm & Home Financial Corporation and of
                                               Farm & Home Savings Association from 1991 to 1994.
C. Herbert Magruder...............     66      Private investor since 1998; Physician and a partner
  Director since 1988                          in the medical firm of Carolina Pathology Associates
                                               until 1998.
W. Lincoln Mossop, Jr.............     65      General Partner, President and Chief Executive
  Director since 1986                          Officer of Barrett & Co. (securities brokers and
                                               dealers and a member firm of the Boston Stock
                                               Exchange, Inc.)
Steven G. Rogers..................     44      Chief Executive Officer of the Company since 1997,
  Director since 1996; President               President since 1993, Director since 1996, Chief
  since 1993; Chief Executive                  Operating Officer from 1993 until 1997, and Senior
  Officer since 1997                           Vice President of the Company from 1988 to 1993;
                                               Senior Vice President of LNH REIT, Inc. ("LNH") from
                                               1992 to 1996; Senior Vice President of Congress
                                               Street Properties, Inc. ("Congress Street"), Eastover
                                               Corporation ("Eastover"), EastGroup Properties, Inc.
                                               ("EastGroup") and Rockwood National Corporation
                                               ("Rockwood") until 1994 and EB, Inc. ("EB") until
                                               1995.
Leland R. Speed...................     66      Chairman of the Board of the Company and EastGroup;
  Director since 1978 and Chairman             Chief Executive Officer of the Company and EastGroup
  since 1980                                   until 1997; Chief Executive Officer of LNH from 1992
                                               to 1996; Chief Executive Officer of Congress Street,
                                               Eastover and Rockwood until 1994 and EB until 1995.

---------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

              NOMINEE                                     COMPANY
              -------                                     -------
Daniel C. Arnold...................  U.S. Physical Therapy, Inc.
                                     Belco Oil & Gas Corp.
Roger P. Friou.....................  Jitney Jungle Stores of America, Inc.
Leland R. Speed....................  ChemFirst Inc.
                                     EastGroup Properties, Inc.
                                     Farm Fish, Inc.
                                     KLLM Transport Services, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Directors currently consists of Messrs. Garcia, Lynch and Mossop. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or accounting practices which the Audit Committee believes merit such review. The Audit Committee met twice during the year ended December 31, 1998.

     The Compensation Committee of the Board, which currently consists of Messrs. Arnold, Friou and Magruder, met twice during the year ended December 31, 1998. The committee's function is to review compensation levels for officers and recommend compensation levels for officers and administer the 1994 Stock Option Plan.

     The Investment Committee of the Board currently consists of Messrs. Lipsey, Lynch and Magruder. Its function is to act on behalf of the full Board of Directors to authorize property purchases between regularly scheduled quarterly Board of Directors meetings. The Investment Committee met twice during the year ended December 31, 1998.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     During the year ended December 31, 1998, the full Board of Directors met on six occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of shares of Common Stock. During 1998, no officer or director of the Company was late in filing a report under Section 16(a).

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

        NAME AND POSITION                                PRINCIPAL OCCUPATION AND BUSINESS
         WITH THE COMPANY              AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------              ---              ----------------------------------
Leland R. Speed...................     66      See table under "Nominees."
  Chairman
Steven G. Rogers..................     44      See table under "Nominees."
  President and
  Chief Executive Officer

        NAME AND POSITION                                PRINCIPAL OCCUPATION AND BUSINESS
         WITH THE COMPANY              AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
        -----------------              ---              ----------------------------------
Sarah P. Clark....................     39      Senior Vice President of the Company since 1997, Vice
  Senior Vice President, Chief                 President since 1992, Chief Financial Officer and
  Financial Officer and Secretary              Secretary of the Company since 1994, Treasurer from
                                               1996 to 1999 and Controller from 1986 to 1992; Vice
                                               President and Assistant Secretary of Congress Street,
                                               Eastover, EastGroup and Rockwood from 1992 to 1994
                                               and of EB from 1992 to 1995; Vice President of LNH
                                               from 1992 to 1996.
David R. Fowler...................     41      Senior Vice President of the Company since 1997, Vice
  Senior Vice President                        President from 1996 to 1997 and an Asset Manager
                                               since 1983; Vice President of Parkway Realty
                                               Services, LLC ("Parkway Realty") since 1998;
                                               Executive Vice President of EB from 1995 to 1996.
James M. Ingram...................     42      Senior Vice President of the Company since 1997, Vice
  Senior Vice President                        President from 1994 to 1997 and an Asset Manager
                                               since 1989; President of Parkway Realty since 1998.
G. Mitchel Mattingly..............     43      Senior Vice President of the Company since 1997 and
  Senior Vice President                        Vice President from 1996 to 1997; President of
                                               Parkway Texas Corporation from 1994 to 1997; Vice
                                               President of Parkway Realty since 1998; President of
                                               First Continental Real Estate Investment Trust from
                                               1990 to 1994.
Regina P. Shows...................     32      Senior Vice President and Treasurer of the Company
  Senior Vice President and                    since 1999, Vice President from 1998 to 1999 and
  Treasurer                                    Controller from 1992 to 1999.

---------------

(1) Unless otherwise stated, the indicated person has held the position indicated for at least the past five years.

     Ms. Clark, Senior Vice President, Chief Financial Officer and Secretary of the Company, is the sister of Ms. Shows, Senior Vice President and Treasurer of the Company. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1998, 1997 and 1996, the amount of compensation paid by the Company to its Chief Executive Officer and all other executive officers whose cash compensation during the year ended December 31, 1998 exceeded $100,000 (the "Named Officers").

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                           --------------------
                                             ANNUAL COMPENSATION           SECURITIES
                                      ----------------------------------   UNDERLYING
     NAME AND PRINCIPAL                                     OTHER ANNUAL    OPTIONS/     LTIP        ALL OTHER
          POSITION             YEAR    SALARY      BONUS    COMPENSATION    SARS (2)    PAYOUTS   COMPENSATION (3)
     ------------------        ----    ------      -----    ------------   ----------   -------   ----------------
Leland R. Speed..............  1998   $141,077    $84,000       --           15,000       $0          $15,792
  Chairman                     1997    140,000     84,000       --            8,000        0           18,570
                               1996    130,000(1)  78,000       --           10,943        0            9,082
Steven G. Rogers.............  1998    196,500    195,000       --           37,000        0           13,714
  President and Chief          1997    152,250    152,250       --            8,000        0           14,464
  Executive Officer            1996    145,000    145,000       --            8,208        0           13,564
Sarah P. Clark...............  1998    115,885     80,500       --           28,000        0           13,367
  Senior Vice President,       1997     99,000     49,500       --            8,000        0           13,526
  Chief Financial Officer      1996     90,600     45,000       --            6,840        0           12,282
  and Secretary
David R. Fowler..............  1998    105,808     45,000       --           13,000        0           34,793(4)
  Senior Vice President        1997     73,185     27,128       --            4,000        0           20,396(5)
                               1996     57,828     15,000       --            1,500        0           25,902(6)
James M. Ingram..............  1998    105,808     45,000       --           13,000        0           47,769(7)
  Senior Vice President        1997     73,185     22,500       --            4,000        0           57,216(8)
                               1996     57,874     10,000       --            1,500        0          124,235(9)
G. Mitchel Mattingly.........  1998    122,485     45,000       --           13,000        0           13,153
  Senior Vice President        1997    115,762     27,720       --            4,000        0           12,852
                               1996    110,250     10,000       --            1,500        0           12,426

---------------

(1) For 1996, Mr. Speed's salary was paid one-half by the Company and one-half by EastGroup, of which he was also Chief Executive Officer until September 1997. For 1996, this amount is the Company's share of Mr. Speed's compensation.

(2) The options granted in 1996 were granted on July 1, 1996, the options granted in 1997 were granted on July 1, 1997, and the options granted in 1998 were granted on June 5, 1998, all under the Company's 1994 Stock Option Plan. The options granted in 1996 and 1997 vest one-half on the first anniversary date of grant and one-half on the second anniversary date of grant. One-third of the options granted in 1998 vest on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant.

(3) This is the Company's contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(4) For 1998, includes $21,563 Mr. Fowler earned in commissions.

(5) For 1997, includes $2,106 paid pursuant to Mr. Fowler's agreement with Parkway Realty and $6,008 Mr. Fowler earned in commissions.

(6) For 1996, includes $3,978 paid pursuant to Mr. Fowler's agreement with Parkway Realty and $12,309 Mr. Fowler earned in commissions.

(7) For 1998, includes $27,802 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $6,270 Mr. Ingram earned in commissions.

(8) For 1997, includes $6,317 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $37,905 Mr. Ingram earned in commissions.

(9) For 1996, includes $11,933 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $98,644 Mr. Ingram earned in commissions.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 1998. The "Potential Realizable Value" columns assume that the price of the shares of Common Stock will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. There can be no assurance that such appreciation will take place.

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES
                                                                                                   OF STOCK PRICE
                                                                                                  APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                                OPTION TERM
------------------------------------------------------------------------------------------   ---------------------------
                 (a)                      (b)            (c)           (d)         (e)           (f)            (g)
                                       NUMBER OF
                                       SECURITIES
                                       UNDERLYING     % OF TOTAL
                                        OPTIONS/     OPTIONS/SARS    EXERCISE
                                          SARS        GRANTED TO     OR BASE
                                        GRANTED       EMPLOYEES       PRICE     EXPIRATION
                NAME                     (#)(1)     IN FISCAL YEAR    ($/SH)       DATE         5%($)         10%($)
                ----                   ----------   --------------   --------   ----------   -----------   -------------
Leland R. Speed......................   15,000           4.06%       $31.125      6/4/08      $294,131      $  742,331
Steven G. Rogers.....................   37,000          10.01         31.125      6/4/08       725,524       1,831,084
Sarah P. Clark.......................   28,000           7.57         31.125      6/4/08       549,045       1,385,685
David R. Fowler......................   13,000           3.52         31.125      6/4/08       254,914         643,354
James M. Ingram......................   13,000           3.52         31.125      6/4/08       254,914         643,354
G. Mitchel Mattingly.................   13,000           3.52         31.125      6/4/08       254,914         643,354

---------------

(1) These options were granted on June 5, 1998. They become exercisable one-third on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant.

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc., on December 31, 1998 ($31.25).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF
                                                         NUMBER OF UNEXERCISED     UNEXERCISED IN-THE-MONEY
                                SHARES                   OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
                               ACQUIRED      VALUE       ---------------------     ------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              -----------   --------   -------------------------   -------------------------
Leland R. Speed.............         0           N/A         35,747/19,000             $551,987/$20,375
  Chairman
Steven G. Rogers............    10,418      $221,009         42,789/41,000             $689,412/$23,125
  President and Chief
  Executive Officer
Sarah P. Clark..............         0           N/A         16,584/32,000             $201,005/$22,000
  Senior Vice President,
  Chief Financial Officer
  and Secretary
David R. Fowler.............       750      $ 16,406          7,175/15,000             $105,807/$10,875
  Senior Vice President
James M. Ingram.............         0           N/A         12,575/15,000             $220,280/$10,875
  Senior Vice President
G. Mitchel Mattingly........         0           N/A          2,750/15,000             $ 20,875/$10,875
  Senior Vice President

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Arnold and Friou and Dr. Magruder. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. The Compensation Committee considered a number of factors in setting the compensation of Mr. Rogers, the Company's Chief Executive Officer, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company, the success of the Company's program of increasing its market capitalization and acquiring office properties and his importance in delineating and implementing the Company's strategic plans. In setting the base compensation of Mr. Speed for 1998, the Compensation Committee took account of the fact that Mr. Speed was also a salaried officer of EastGroup, another real estate investment trust.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

        - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

        - To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 1998, the Compensation Committee, in conjunction with an independent compensation consultant, formulated targets for funds from operations per share ("FFO"), upon which the executive officers' incentive compensation would be based. In 1998, the targets were FFO of $2.93 per basic share of Common Stock before accrual for bonuses for the executive officers to earn the target bonus set forth below (an 18.2% increase over 1997 FFO of $2.48 per basic share) and FFO of $3.09 per basic share of Common Stock before accrual for bonuses for the executive officers to earn a bonus of two times the target bonus amount (a 24.6% increase over 1997 FFO of $2.48 per basic share). The target bonus amounts were 30% of total base salary for Mr. Speed, 50% of base salary for Mr. Rogers and 35% of base salary for Ms. Clark. The Compensation Committee determined the FFO targets with the advice of an independent compensation consultant based upon an analysis of the Company's internal projected financial results for 1998 and the estimates of 1998 FFO prepared by independent securities analysts who followed the Company. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal were met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders.

     The bonus targets for the Company's other executive officers (Messrs. Fowler, Ingram and Mattingly) were based upon two factors -- FFO and the performance of the properties managed by each individual relative to budget. The FFO targets were the same as those set forth above, and the target bonus to be paid to each of these officers was $15,000 if the FFO target of $2.93 was achieved and $30,000 if the FFO target of $3.09 was achieved. Each was also entitled to an additional target bonus of $15,000 if the financial performance of the buildings managed by the individuals met budget. The financial performance of the properties managed by each of these officers at least met budget.

     The Company's 1998 FFO per basic share of Common Stock was $3.11 before taking account of bonus accruals. After consideration, the Compensation Committee believed that each of the Company's executive officers should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Rogers, Fowler, Ingram and Mattingly and Ms. Clark received bonuses with respect to 1998 of $84,000, $195,000, $45,000, $45,000, $45,000 and
$80,500, respectively.

     The Compensation Committee also believes that stock based incentive compensation in the form of stock options helps to align the interest of the Company and its stockholders. During 1998, the Compensation Committee granted options to the Named Officers as set forth under "-- Option Grants." In determining the number of options to be granted, the Compensation Committee took into account the executive's current salary, the amount of stock-based compensation previously granted to the executive, the executive's duties and performance, and competitive industry practices.

     The Compensation Committee has also approved a new incentive compensation plan to compensate the Company's officers if the Company attains certain increases in FFO per basic share by the end of 2002. See "Proposal No. 2 Amendments to 1994 Stock Option Plan, as Amended."

                                            DANIEL C. ARNOLD
                                            ROGER P. FRIOU
                                            C. HERBERT MAGRUDER

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 1998 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

                                                       THE COMPANY                   S&P 500                  NAREIT EPUITY
                                                       -----------                   -------                  -------------
 1993                                                    100.00                      100.00                      100.00
 1994                                                    109.39                      101.31                      103.17
 1995                                                    167.21                      139.23                      118.92
 1996                                                    351.77                      171.19                      160.86
 1997                                                    483.20                      228.32                      193.45
 1998                                                    463.29                      293.57                      159.59

     Directors' Fees. Under the Company's standard compensation arrangement with directors (other than Mr. Speed and Mr. Rogers who are salaried officers), directors receive an annual stock award of 300 shares of Common Stock (valued at $9,338 on the date of the 1998 award) on the date of the annual meeting of stockholders as an annual retainer fee plus $1,000 and reimbursement of expenses for each meeting of the Board of Directors and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors.

     Directors Plan. The Company's 1991 Directors Plan authorizes the issuance of options for up to 250,000 shares of Common Stock to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the 1991 Directors Plan, each Non-Employee Director of the Company on September 13, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Each person who first becomes a Non-Employee Director after September 13, 1991 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a Non-Employee Director, if such shares of Common Stock are available. Each Non-Employee Director will also be granted an option to purchase an additional 3,000 shares of Common Stock on the date of any annual meeting at which such Non- Employee Director is re-elected to the Board. The option exercise price is the closing price of a share of Common Stock if the shares of Common Stock are listed on an exchange or the average between the bid and the asked price for that date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     One director exercised options under the 1991 Directors Plan during 1998. On January 6, 1998, Mr. Friou exercised an option to purchase 1,500 shares of Common Stock at an exercise price of $25.875. On June 5, 1998, Messrs. Arnold, Friou, Lipsey, Lynch, Magruder and Mossop were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $31.125 per share and Mr. Garcia was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $31.125 per share.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with EastGroup. EastGroup and the Company currently share the services and expenses of the Chairman of the Board of Directors and his administrative assistant.

                                 PROPOSAL NO. 2
              AMENDMENTS TO THE 1994 STOCK OPTION PLAN, AS AMENDED

     At the Meeting, the stockholders will be asked to vote on a proposal to ratify the adoption of amendments to the 1994 Stock Option Plan. The amendments would (i) allow the grant of restricted shares of Common Stock to employees of the Company, (ii) increase the number of shares of Common Stock available under the plan, and (iii) change the name of the plan to the "Parkway Properties, Inc. 1994 Stock Option and Long Term Incentive Plan." The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the matter is required for ratification of the amendments to the 1994 Stock Option Plan. The directors recommend a vote FOR ratification of the amendments to the 1994 Stock Option Plan. Unless otherwise instructed, proxies will be voted FOR ratification of the amendments to the 1994 Stock Option Plan.

     Appendix A to the Proxy Statement sets forth the text of the 1994 Stock Option Plan as restated to include the proposed amendments. The following description of the 1994 Stock Option Plan and the proposed amendments to the 1994 Stock Option Plan contains summaries of certain provisions of the 1994 Stock Option Plan and is qualified in its entirety by reference to the restated 1994 Stock Option Plan itself.

SUMMARY OF THE 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED

     The 1994 Stock Option Plan authorizes the grant of options to purchase shares of Common Stock to employees of the Company and the grant of options to Parkway Properties LP (the "Operating Partnership") and Parkway Realty in connection with their grant of options to their own employees under the Parkway Properties LP and Parkway Realty Services, LLC 1998 Stock Option Plan (the "Operating Partnership Plan"). The amendments to the 1994 Stock Option Plan for which stockholder ratification is sought would also authorize the grant of restricted shares of Common Stock to employees of the Company.

     As originally adopted on September 23, 1994, the 1994 Stock Option Plan authorized the issuance of 225,000 shares of Common Stock pursuant to options granted under the plan. In accordance with the 1994 Stock Option Plan, on each July 1 the number of shares available under the plan increases automatically by 1 percent of the number of shares of Common Stock outstanding on that date, provided that the maximum number of shares available under the 1994 Stock Option Plan will never exceed 12.5 percent of outstanding shares. On March 27, 1998, the number of shares of Common Stock available was increased by 250,000 shares. As of April 15, 1999, the aggregate number of shares available under the 1994 Stock Option Plan was

540,528, of which 9,906 shares remained for future grants. The amendments for which ratification is sought would increase the aggregate number of shares available by 250,000 on June 3, 1999, and would authorize the issuance of 20 percent of the aggregate number of shares available as restricted shares. The 1994 Stock Option Plan provides that when an option expires or terminates unexercised, the shares subject to the option are again available under the plan. The amendments for which ratification is sought also provide that upon the forfeiture of restricted shares, the number forfeited will again be available under the plan, as will the number of shares tendered in payment of the option exercise price or retained by the Company in satisfaction of its tax withholding obligations. The amendments would increase the total number of shares of Common Stock that an individual might purchase under all options and incentive restricted shares granted under the 1994 Stock Option Plan from 175,000 shares to 400,000 shares.

     It is the Company's policy to grant stock options to all employees of the Company, the Operating Partnership and Parkway Realty following the completion of six months of employment. As of April 15, 1999, 348,384 stock options are outstanding and held by the 14 officers of the Company and 182,238 stock options are outstanding and held by employees of the Operating Partnership and Parkway Realty.

     The 1994 Stock Option Plan is administered by a committee of the Board of Directors (the "Plan Committee") composed of not less than two directors. The Plan Committee is currently the Compensation Committee.

     The Plan Committee selects the employees of the Company to whom options are granted under the 1994 Stock Option Plan and determines the number of shares that may be issued under options, the terms, conditions, and periods of exercisability of such options, and whether such options shall be incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not ISOs. The exercise price per share of Common Stock for an option granted under the 1994 Stock Option Plan will not be less than the fair market value of a share on the date of grant. Options are exercisable no earlier than twelve months after the date of grant and expire no later than ten years after the date of grant.

     Upon an employee's termination of employment before retirement, disability, or death, options exercisable at the date of termination remain exercisable for three months and all other options expire at the date of termination. Upon an employee's termination of employment by reason of retirement (as defined in the 1994 Stock Option Plan), options exercisable at retirement remain exercisable for a year and all other options expire at retirement, except that the Plan Committee may accelerate the exercisability of an option in whole or part upon the employee's retirement. In the event of the disability (as defined in the 1994 Stock Option Plan) or death of an active employee, the employee or the employee's legal representative, as the case may be, may exercise the option in full within one year following disability or death. Options are nontransferable except by will or by the laws of descent and distribution. No options may be granted under the 1994 Stock Option Plan after September 22, 2004.

     The Operating Partnership Plan is similar to the 1994 Stock Option Plan and authorizes the Operating Partnership and Parkway Realty to grant to their own employees options to purchase shares of Common Stock of the Company. When the Operating Partnership or Parkway Realty grants an option under the Operating Partnership Plan, the Plan Committee determines whether the Company will grant an option under the 1994 Stock Option Plan to the Operating Partnership or Parkway Realty, which option would allow the Operating Partnership or Parkway Realty to acquire shares of Common Stock to be delivered to its own employee upon the employee's exercise of the option granted under the Operating Partnership Plan.

     Under the 1994 Stock Option Plan as amended subject to stockholder ratification, the Plan Committee may select employees of the Company to whom restricted shares will be granted and the number of restricted shares to be granted. Restricted shares will be forfeitable and not assignable or transferable until the satisfaction of one or more, or alternative, conditions prescribed by the Plan Committee. The conditions may relate to the Company's performance, the continuation of the employment of the employee, or other matters. Unless the Plan Committee provides otherwise, the employee will be entitled to receive dividends on and vote restricted shares during the period the restricted shares are forfeitable. An employee will forfeit restricted shares upon termination of employment while the shares remain forfeitable, unless the Plan Committee provides otherwise in the case of death or disability.

     On March 4, 1999, the Plan Committee granted restricted shares to all officers of the Company, subject to stockholder ratification of the amendments to the 1994 Stock Option Plan. Mr. Speed was granted 20,000 shares, Mr. Rogers was granted 39,000 shares, Ms. Clark was granted 18,000 shares, Messrs. Fowler, Ingram and Mattingly were each granted 12,000 shares and Ms. Shows was granted 8,000 shares. Under these grants of restricted shares, employees' rights to the restricted shares are conditioned on the Company's achievement of specified performance goals set forth in the Company's 5 IN 50 PLAN and, alternatively, the employee's continued employment. The 5 IN 50 PLAN is the Company's strategic plan to increase FFO per basic share from $3.05 for 1998 to $5.00 per basic share for the year ended December 31, 2002 (a compounded annual growth in FFO per basic share of approximately 13%). If the Company achieves FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares of $5.00 by December 31, 2002, the employees' interest in 100 percent of the restricted shares will become nonforfeitable as of December 31 of the year in which that goal is met. Alternatively, if the Company's FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for the year 2002 is at least $4.75 but not more than $4.99, the employees' interest in 50 percent of the restricted shares will become nonforfeitable; or, if the FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for 2002 is at least $4.50 but not more than $4.74, 25 percent will become nonforfeitable. If an employee remains employed on March 4, 2009, the employee's interest in all restricted shares will become nonforfeitable, to the extent they are not already nonforfeitable. If an employee's employment terminates before March 4, 2009, by reason of death or disability, the employee's interest in any forfeitable restricted shares will become nonforfeitable according to a graded schedule based on years elapsed after the date of grant. Dividends on the restricted shares will be retained by the Company, to be paid only when the related shares become nonforfeitable.

     Outstanding option and restricted share grants are subject to adjustment in the event of a subdivision or consolidation of shares of Common Stock, a share dividend, a recapitalization, or other change in the Company's capital structure. Under the 1994 Stock Option Plan as amended subject to stockholder ratification, if the Company is merged or consolidated with another corporation, the Plan Committee is authorized to adjust outstanding option and restricted share grants to give effect to the merger or consolidation on an equitable basis. Upon a change in control of the Company (as defined in the 1994 Stock Option Plan), all options will become immediately exercisable and all restricted shares will become nonforfeitable, provided, however, that if the acceleration of exercisability or nonforfeitability would result in a less favorable after-tax position for an employee (taking into account income taxes and golden parachute excise taxes) than would no or limited acceleration or nonforfeitability, then acceleration or nonforfeitability will be limited to the extent required to achieve an optimum after-tax position for the employee.

     The 1994 Stock Option Plan is subject to amendment by the Board of Directors, except that, without stockholder approval, the Board of Directors cannot increase the number of shares of Common Stock available under the 1994 Stock Option Plan, decrease the minimum option purchase price per share, materially increase the benefits accruing to employees, extend the term of the 1994 Stock Option Plan, change the classes of employees to whom options may be granted, provide for administration other than by the Plan Committee, or materially increase the cost of the 1994 Stock Option Plan to the Company.

     The Company believes that under present law the federal income tax consequences of options granted to employees of the Company under the 1994 Stock Option Plan will generally be the following: The grant of an option will have no tax consequences for the employee or the Company. Upon the exercise of an option that is not an ISO, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the option price, and the Company will be entitled to a deduction in the same amount. Upon the exercise of an ISO, the employee will not recognize any ordinary income, nor will the Company be entitled to a deduction. However, the alternative minimum tax may apply, because the excess of the fair market value of ISO shares on the date of exercise over the option price is an adjustment to the employee's alternative minimum taxable income. If there is no disposition of ISO shares before the later of two years from the date of grant and one year from the date of exercise, then the employee will realize a capital gain or loss upon a sale of the ISO shares. If the ISO shares are sold before the later of two years from the date of grant and one year from the date of exercise, the amount of gain realized on the sale or, if less, the excess of the fair market value on the exercise date over the option price, will be ordinary income for the employee and deductible by the Company; any balance of the gain or loss recognized by the employee on the sale will be a capital gain or loss.

     The federal income tax consequences of the grant of restricted shares to employees will generally be the following: provided the employee makes no election under section 83(b) of the Code, the grant of restricted shares will have no tax consequences for the employee or the Company, but on the date the restricted shares become nonforfeitable, the employee will recognize ordinary income in an amount equal to the fair market value of the shares on that date, and the Company will be entitled to a deduction in the same amount. If the employee files an election under section 83(b) of the Code with the Internal Revenue Service within 30 days of the grant of restricted shares, the employee will recognize ordinary income on the date of grant in an amount equal to the fair market value of the shares on that date, and the Company will be entitled to a deduction in the same amount on that date, and there will be no tax consequences for the employee or the Company if the employee subsequently forfeits the shares. Upon a sale of the shares, the employee will recognize a capital gain (or loss) to the extent the proceeds of the sale exceed (or are less than) the fair market value of the shares determined either as of the date the shares became nonforfeitable or, if the employee made an election under section 83(b) of the Code, as of the date of grant.

     The Company may not deduct compensation of more than $1,000,000 that is paid in one taxable year to an individual who is, on the last day of the year, the chief executive officer or one of its four other highest paid officers. The deduction limit, however, does not apply to certain types of performance-based compensation. The Company believes that compensation attributable to options granted under the 1994 Stock Option Plan will be treated as qualified performance-based compensation and thus will not be subject to the deduction limit. Compensation attributable to the grant or vesting of restricted shares will not be treated as qualified performance based compensation and will be subject to the deduction limit.

     The Board of Directors adopted the proposed amendments to the 1994 Stock Option Plan on March 4, 1999, subject to ratification by the stockholders at the Meeting.

                                 PROPOSAL NO. 3
                                 OTHER MATTERS

     So far as Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 1999. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

PROPOSALS IN THE COMPANY'S PROXY STATEMENT

     Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2000 Annual Meeting of Stockholders must be received at the Company's offices no later than December 31, 1999.

PROPOSALS TO BE INTRODUCED AT THE MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY MATERIAL

     For any stockholder proposal to be presented in connection with the 2000 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90(th) day prior to such annual meeting and not later than the close of business on the later of the 60(th) day prior to such annual meeting or the 10(th) day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10(th) day following the day on which such public announcement is first made by the Company.

     Based upon an initial mailing date of April 30, 1999 for this Proxy Statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2000 Annual Meeting of Stockholders should give written notice to the Company's Secretary not later than April 14, 2000 and not earlier than March 5, 2000.

     The advance notice provisions in the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90(th) day prior to the special meeting and not later than the close of business on the later of the 60(th) day prior to the special meeting or the 10(th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            SARAH P. CLARK
                                            Senior Vice President, Chief
                                            Financial Officer
                                            and Secretary

Jackson, Mississippi

                                                                      APPENDIX A

                            PARKWAY PROPERTIES, INC.
                             1994 STOCK OPTION AND
                            LONG TERM INCENTIVE PLAN
                   AS RESTATED TO INCLUDE PROPOSED AMENDMENTS

1.  INTRODUCTION.

     The Parkway Company, predecessor by merger to Parkway Properties, Inc. (the "Company") established The Parkway Company 1994 Stock Option Plan (the "Plan"), effective September 23, 1994. The Company amended the Plan effective December 31, 1997, and March 27, 1998, and restated the Plan to incorporate those amendments, effective March 27, 1998. The Company renamed and amended the Plan effective March 4, 1999, and has incorporated the new name and the amendment into this restatement of the Plan, effective March 4, 1999.

2.  PURPOSE.

     The purposes of this Plan as restated are to provide strong incentive for management Employees to exert their best efforts on behalf of the Company, to further the identity of the interests of management with those of the Company's shareholders, and to facilitate the grant of options for Shares in the Company to Employees of certain Subsidiaries in order to further the identity of the interests of the Subsidiaries and their Employees with those of the Company. Towards these objectives, the Plan provides for the grant of Options and Incentive Restricted Shares to Employees and for the grant of Options to certain Subsidiaries on the basis of Underlying Options issued by the Subsidiaries to their Employees.

3.  DEFINITIONS.

     As used in this Plan:

          (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean a committee of the Board of Directors of the Company, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are non-employee directors within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 ("non-employee directors"), provided that, should there be fewer than two members of the Compensation Committee who are non-employee directors, the Committee shall be composed of two or more members of the Board of Directors who are non-employee directors, including any who is a member of the Compensation Committee.

          (c) "Employee" shall mean an employee of the Company or a Subsidiary.

          (d) "Fair Market Value" of a Share shall mean, on any date, (i) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of the Shares or the price of Shares quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, or, (ii) if the Shares are traded on a national securities exchange, the closing price of the Shares as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.

          (e) "Incentive Restricted Share" shall mean a Share granted to an Employee pursuant to an Incentive Restricted Share agreement and subject to the terms and conditions determined by the Committee.

          (f) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Option" shall mean an option granted pursuant to the Plan to purchase a Share and may refer to an incentive stock option as defined in section 422 of the Internal Revenue Code, or a non-qualified stock option (that is, an option that is not an incentive stock option), or an option granted to a Subsidiary pursuant to Section 9.

          (h) "Permanent Disability" shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing that Employee's duties with the Company. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence.

          (i) "Restricted Period" shall mean the period described in Section 4.2(a)(1).

          (j) "Retirement" shall mean the termination of employment with the Company and its Subsidiaries after the attainment of age 65 or after the attainment of age 55 and the completion of 6 years of service with the Company or its Subsidiaries.

          (k) "Shares" shall mean the shares of common stock, $0.001 par value, of the Company.

          (l) "Subsidiary" shall mean any present or future subsidiary corporation of the Company as defined in section 425(f) of the Internal Revenue Code. "Subsidiary" shall also mean, with respect to Options granted after December 31, 1997, Parkway Properties LP and Parkway Realty Services, LLC. The Committee may, in its discretion, amend any or all Options granted before January 1, 1998, to include Parkway Properties LP and Parkway Realty Services, LLC, within the definition of Subsidiary for the purpose of determining the exercisability and expiration date of an Option with respect to all or a portion of the shares of stock covered by the Option.

          (m) "Underlying Option" shall mean an option to purchase Shares granted by a Subsidiary, which option is the basis for the Subsidiary's application to the Company for the grant of an Option pursuant to Section 9(c) of this Plan.

4.  ADMINISTRATION.

     The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and the Option and Incentive Restricted Share agreements under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option or Incentive Restricted Share agreement in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

5.  SHARES AVAILABLE.

     On September 23, 1994, there were 225,000 Shares available for grant under the Plan (as adjusted for the three-for-two stock split effected April 30, 1996). On July 1 of each year, beginning with July 1, 1995, the number of Shares available for grant has been and shall be automatically increased by 1 percent of the number of Shares outstanding on that date, provided, however, that the number of Shares available for grant shall never exceed 12.5 percent of the number of Shares outstanding. The number of Shares available for grant on March 27, 1998, as determined under the preceding sentences, was increased by 250,000 Shares as of that date. The number of Shares available for grant on June 3, 1999, as determined under the preceding sentences, shall be increased by 250,000 Shares as of that date.

     The aggregate Shares made subject to Options that are incentive stock options under the Plan, including Options granted before June 3, 1999, shall not exceed 400,000 of the number of Shares determined under the preceding sentences. The aggregate number of Shares that may be purchased pursuant to Option shall not exceed the available number of Shares. The aggregate number of Shares made subject to grant as Incentive Restricted Shares shall not exceed 20 percent of the number of Shares available for grant under the Plan or, if less, 700,000 Shares. Upon the expiration, termination, or forfeiture in whole or part of any unexercised Option or any Incentive Restricted Shares, the Shares subject to such Option or forfeited grant of Incentive Restricted Shares shall again be available for grant under the Plan. Further, any Shares tendered (by surrender or attestation) in payment of the purchase price under an Option or of the Company's tax withholding obligation, and any Shares retained by the Company to satisfy its tax withholding obligation shall again be available for grant under the Plan. No Employee shall be granted Options under the Plan that, combined with all other Options and Underlying Options granted to that Employee, will entitle that Employee to purchase more than 400,000 Shares minus the number of Incentive Restricted Shares granted to such Employees.

6.  GRANT OF OPTIONS TO EMPLOYEES.

          (a) The Company may from time to time grant Options to Employees to purchase Shares under the Plan.

          (b) The Committee shall determine and designate the Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of Shares to be subject to each Option.

7.  TERMS OF OPTIONS GRANTED TO EMPLOYEES.

     Each Option granted to an Employee pursuant to Section 6 of the Plan shall be evidenced by an agreement signed by the Employee to whom the Option is granted and by an officer of the Company. The Option agreement shall set forth such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

          (a) The Committee shall determine the purchase price of each Share subject to an Option, which price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

          (b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

          (c) An Option may require that the holder represent at the time of each exercise of the Option that the Shares purchased are being acquired for investment and not with a view to distribution.

          (d) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee at the time the Option is granted, in Shares (by surrender or attestation to ownership) or in a combination of cash and Shares. The value of a Share used in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised. The Committee may provide that payment of the purchase price may be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the appropriate amount of sale or loan proceeds, subject to any conditions the Committee may impose, and may establish other methods for payment of the purchase price.

          (e) An Option shall not be assignable or transferable by the Employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by the Employee.

          (f) Unless the Committee shall specify otherwise, the right of an Option holder to exercise an Option to purchase the number of Shares to which the Option initially related shall accrue on a cumulative basis as follows:

             (i) One year after the Option is granted: 1/2

             (ii) Two years after the Option is granted: 1/2

          (g) Each agreement relating to an Option granted to an Employee shall state the extent to which the Option is intended to be either an incentive stock option or a nonqualified stock option.

          (h) Any Option that has not already expired, shall expire upon the termination of the holder's employment with the Company and its Subsidiaries, whether by death or otherwise, and no Shares may thereafter be purchased pursuant to the Option, except that:

             (i) If an Option holder's employment is terminated by reason of Permanent Disability or death, the Option holder's right to exercise the Option in full shall automatically be accelerated as of the date preceding the Option holder's Permanent Disability or death. The Option holder or, in the case of the Option holder's death while in the employ of the Company or a Subsidiary, the Option holder's estate or the person to whom the Option holder's rights under the Option are transferred by will or the law of descent and distribution may, within one year of the date of the Option holder's Permanent Disability or death, purchase all the of Shares remaining subject to the Option.

             (ii) If an Option holder's employment is terminated by reason of Retirement, the Option holder may, within twelve months after the date of his Retirement, purchase any Shares the Option holder was entitled to purchase under the Option on the date of his Retirement. The Committee may, in its discretion, determine to accelerate, in whole or in part, the right of an Option holder to exercise the Option upon Retirement, in which case the number of Shares with respect to which the Option holder may exercise the Option shall be adjusted accordingly.

             (iii) If an Option holder's employment is terminated for any reason other than Retirement, Permanent Disability, or death, the Option holder may, within three months after the termination of his employment, purchase any Shares the Option holder was entitled to purchase under the Option on the date of the termination of his employment.

             (iv) If the Option holder dies within the twelve month period following his Retirement or Permanent Disability or within the three month period following the termination of his employment for any other reason, the Option holder's estate or the person to whom the Option holder's rights are transferred by will or under the law of descent and distribution may, within one year of the Option holder's death, purchase any Shares the Option holder was entitled to purchase under the Option on the date of his death.

     Nothing in this Section 7(h) shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

8.  ADDITIONAL TERMS OF INCENTIVE STOCK OPTIONS.

     Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 7 above:

          (a) The purchase price of each Share subject to an incentive stock option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of section 424(d) of the Code) Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five years after the date of grant.

          (b) To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which any Employee is granted Options designated incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option shall be treated as an Option that is not an incentive stock option.

          (c) If an Option holder disposes of Shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in section 422(a)(1) of the Code, the Option holder shall notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.

9.  GRANT OF OPTIONS TO CERTAIN SUBSIDIARIES.

          (a) The Company may from time to time under circumstances described in
     Section 9(c) grant Options to the Subsidiaries identified in Section 9(b) to purchase Shares under the Plan.

          (b) The Subsidiaries to which the Company may grant Options pursuant this Plan are Parkway Properties LP (the "Operating Partnership") and Parkway Realty Services, LLC ("Realty Services").

          (c) The Operating Partnership adopted a plan under which it and Realty Services or either of them may grant to their employees options to purchase Shares ("Underlying Options"). Upon the grant of such an option, the Operating Partnership or Realty Services may apply to the Company for a grant to the Operating Partnership or Realty Services of an Option to purchase a number of Shares that is the same as the number of Shares for which the Underlying Option was granted. The Committee shall determine whether the Company shall grant such an Option to the Operating Partnership or Realty Services.

10.  TERMS OF OPTIONS GRANTED TO A SUBSIDIARY.

     Each Option granted to a Subsidiary pursuant to Section 9 of the Plan shall be evidenced by a notice to the Subsidiary executed on behalf of the Company, in such form as the Committee shall determine and upon terms and conditions that reflect those of the Underlying Option, provided the terms and conditions are consistent with the provisions of the Plan, including the following:

          (a) The purchase price of each Share subject to an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

          (b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option, and further provided that no Option shall be exercisable except to the extent of the number of Shares for which the Underlying Option is exercised.

          (c) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee, in Shares or in a combination of cash and Shares. The value of a Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

          (d) An Option shall not be assignable or transferable by the Subsidiary to which it is granted.

11.  GRANT OF INCENTIVE RESTRICTED SHARES.

          (a) The Company may from time to time grant Incentive Restricted Shares to Employees under the Plan.

          (b) The Committee shall determine and designate the Employees to whom Incentive Restricted Shares are to be granted and shall determine when Incentive Restricted Shares are to be granted and the number of Incentive Restricted Shares to be granted.

12.  TERMS OF INCENTIVE RESTRICTED SHARES.

          (a) The grant of Incentive Restricted Shares to an Employee shall be evidenced by an agreement signed by the Employee to whom the Incentive Restricted Shares are granted and by an officer of the Company. The Incentive Restricted Share agreement shall set forth such terms, conditions, restrictions, and limits on the Incentive Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

             (1) During a period of time established by the Committee, the Employee's interest in the Incentive Restricted Shares shall be forfeitable, and the Incentive Restricted Shares shall not be assignable or otherwise transferable. The Committee may stipulate that these restrictions on the Incentive Restricted Shares shall lapse only upon the satisfaction of one or more, or alternative, prescribed conditions. The conditions may relate to the Company's performance, the continuation of the Employee's employment with the Company, or other matters. The Committee may establish a period of time by which or upon the expiration of which each condition shall have been satisfied, and shall specify the extent to which the restrictions shall then lapse. The period during which Incentive Restricted Shares remain subject to such restrictions and conditions shall be referred to as the "Restricted Period."

             (2) The Company shall register a certificate in the Employee's name for the number of Shares subject to the grant of Incentive Restricted Shares, but the Company shall retain custody of the certificate during the Restricted Period.

             (3) Unless otherwise provided by the Committee in the Incentive Restricted Share agreement, the Employee to whom Incentive Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares.

             (4) Upon the expiration or termination of the Restricted Period with respect to specified Incentive Restricted Shares, either because of the satisfaction of conditions prescribed by the Committee, or at the time and to the extent provided by the Committee in accordance with
        Section 4.2(a)(5) (regarding death or Permanent Disability), the restrictions applicable to those Incentive Restricted Shares shall lapse and the certificate for those Shares shall be delivered to the Employee or to the Employee's estate or the person to whom the Employee's rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, provided, however, that no Share shall be delivered before the Employee, the Employee's estate, or such other person has provided, in the manner described in Section 5.9, for satisfaction of any federal, state, and local income and employment tax withholding obligation incurred by the Company in connection with the delivery of the Shares, termination of the Restricted Period, or lapse of the conditions and restrictions on the Shares.

             (5) The Committee may provide that upon the termination of the Employee's employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Incentive Restricted Shares shall lapse and the Restricted Period with respect to those Shares shall expire.

             (6) Except as provided by the Committee in accordance with Section 4.2(a)(5), the Employee shall forfeit all Incentive Restricted Shares upon (i) the termination of the Employee's employment with the Company and its Subsidiaries during the Restricted Period or (ii) the expiration of the Restricted Period without the satisfaction of any conditions prescribed by the Committee.

             Upon such a forfeiture, all of the Employee's interest in the Incentive Restricted Shares shall automatically revert to the Company.

             (7) The Committee may provide in the Incentive Restricted Share agreement that the Employee shall receive, rather than the dividends payable with respect to Incentive Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Employee only if and at the time the Incentive Restricted Shares to which the dividend equivalents are attributable are delivered to the Employee; if the Employee forfeits Incentive Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Incentive Restricted Shares.

          (b) Limitations on Incentive Restricted Shares. The Company shall grant no more than 75,000 Incentive Restricted Shares to any one individual under this Plan.

13.  RECAPITALIZATION OR REORGANIZATION.

     The existence of the Plan and the grant of Options and Incentive Restricted Shares under the Plan shall not affect the right or power of the Board or the shareholders of the Company to make or authorize the adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Shares or the rights of Shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     Any Shares with respect to which Options and Incentive Restricted Shares may be granted are Shares as presently constituted, but if, and whenever, before the expiration of an Option or before the expiration of the Restricted Period with respect to Incentive Restricted Shares, the Company shall effect a subdivision or consolidation of Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, the number of Shares subject to the grant (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased and (in the case of an Option) the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced (in the case of an Option) the purchase price per Share shall be proportionately increased, and the number of Shares available under
Section 5 for grant shall be adjusted accordingly.

     If the Company shall effect a recapitalization or other change in its capital structure, the number of Shares subject to an outstanding grant shall be the number and class of Shares to which the holder would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of Shares subject to the grant, and the number of Shares available under Section 5 for grant shall be adjusted accordingly. If the Company is merged or consolidated with a corporation, the Committee shall make appropriate adjustments to outstanding Option and Incentive Restricted Share grants to give effect to the merger or consolidation on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation.

     Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Options previously granted or the purchase price per Share or the number of Incentive Restricted Shares subject to a grant.

14.  CHANGE IN CONTROL.

     For purpose of this Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Notwithstanding any contrary provision of this Plan, all outstanding Options shall become immediately exercisable in full upon a Change in Control. Similarly, upon a Change in Control all restrictions otherwise applicable with respect to Incentive Restricted Shares shall lapse, the Restriction Period shall expire, and any prescribed conditions shall be deemed to be satisfied, so that the Employee to whom the Incentive Restricted Shares were granted shall be entitled to the delivery of a certificate for Shares, subject to satisfaction of the Company's withholding obligation as described in Section 12(a)(4).

     If the excise tax imposed by section 4999 of the Internal Revenue Code would apply with respect to any payments to which an Employee is entitled, whether or not in connection with this Plan, and if limiting the effect of the provisions of the preceding paragraph would result in the Employee's realization of a net amount from such payments, after taking into account income taxes and such excise taxes, that is greater than the net after-tax amount the Employee would realize from such payments if the provisions of the preceding paragraph were given full effect, then the provisions of the preceding paragraph shall be given effect to the extent, but only to the extent, required to maximize the net after-tax amount to be realized by the Employee. All determinations required to be made for the purposes of this paragraph, including determinations of the net after-tax amount realizable by the Employee, the result of giving full or limited effect to the provisions of the preceding paragraph, and whether, the extent to which, and how the effectiveness of the preceding paragraph shall be limited, shall be made by tax counsel chosen as follows: the Employee and the Company may each propose a candidate; if the Employee and the Company do not agree on a choice within 10 days of the Change in Control, the proposed candidates shall choose a third party who shall act as tax counsel; if either the Company or the Employee fails to propose a candidate within 10 days of the Change in Control, the candidate proposed by the other shall act as tax counsel. All determinations of the tax counsel so chosen shall be final and binding on the Company and the Employee. The Company shall pay all reasonable expenses of employing the tax counsel.

15.  AMENDMENT.

     The Board of Directors may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (i) except as provided in Section 13, increase the maximum number of Shares that may be issued under the Plan as set forth in Section 5 or decrease the minimum purchase price of Shares subject to an Option, as set forth in Sections 7(a) and 10(a); (ii) materially increase the benefits accruing to Employees under the Plan; (iii) extend the term of the Plan; (iv) change the classes of Employees to whom Options may be granted under the Plan; (v) provide for the administration of the Plan otherwise than by a Committee composed entirely of non-employee directors as set forth in Section 3(b); or (vi) materially increase the cost of the Plan to the Company. No amendment shall adversely affect any right of the holder of an Option or of an Employee to whom a Incentive Restricted Share has been granted without the holder's or the Employee's written consent.

16.  TERMINATION OF PLAN.

     The Board of Directors may terminate the Plan at any time with respect to any Shares for which Options or Incentive Restricted Shares have not already been granted. Unless terminated earlier by the Board of Directors, the Plan shall terminate on September 22, 2004.

17.  NO RIGHT TO CONTINUED EMPLOYMENT.

     Nothing in the Plan or in any Option or Incentive Restricted Share grant pursuant to the Plan shall confer upon any Employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any Employee.

18.  RESTRICTIONS ON ISSUANCE OF SHARES; RIGHTS AS SHAREHOLDERS.

     Should the Board of Directors determine that the listing, registration, or qualification of Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Shares under the Plan, no such Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

     The certificates representing Shares issued by the Company under the Plan may bear a legend describing any restrictions on resale of such Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

     An Option holder shall have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with the exercise of an Option until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

19.  CONSTRUCTION.

     The Plan shall be construed in accordance with the law of the State of Maryland. With respect to any Options granted under the Plan that are intended to qualify as incentive stock options as defined in section 422 of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to give effect to such intention.

20.  SATISFACTION OF TAX LIABILITIES.

     Whenever under the Plan Shares are to be issued or delivered upon the exercise of Options, the grant of Incentive Restricted Shares, or the lapse of restrictions on Incentive Restricted Shares, the Company shall have a right to require the holder of the Option or Incentive Restricted Share grant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, before the issuance of delivery of any certificate for such Shares. In the holder's discretion, such requirements shall be satisfied through the retention of Shares otherwise issuable on the exercise of the Option or by the delivery of

Shares to the Company by the holder (by surrender or attestation to ownership), under such terms as the Committee finds appropriate. The value of a Share used to satisfy withholding requirements shall be its Fair Market Value on the date the withholding obligation is calculated. The Committee may also provide that provision for the tax withholding obligation may be made, in connection with the exercise of an Option, in any manner provided pursuant to Section 6(d) for the payment of the purchase price.

21.  APPROVAL OF SHAREHOLDERS.

     This Plan is adopted on September 23, 1994, subject to the approval of the Company's shareholders. If such approval is not obtained within twelve months of September 23, 1994, this Plan and all Options granted pursuant to this Plan shall be void.

[Parkway logo]                                                          PROXY
                                                                        -----

                            PARKWAY PROPERTIES, INC.
                          One Jackson Place, Suite 1000
                             188 East Capitol Street
                           Jackson, Mississippi 39201

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leland R. Speed and Steven G. Rogers, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares"), of Parkway Properties, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the 111 Capitol Building, 111 East Capitol Street, Jackson, Mississippi on June 3, 1999, at 1:30 p.m., Jackson time, and directs that the Shares represented by this Proxy shall be voted as indicated on the reverse side.

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.


                (continued and to be signed on the reverse side)


                                     (FRONT)

1. ELECTION OF DIRECTORS

   [ ] FOR All                 [ ] WITHHOLD ALL               [ ] FOR ALL EXCEPT

    Nominees: Daniel C. Arnold; Roger P. Friou; Martin L. Garcia; Michael J. Lipsey; Joe F. Lynch; C. Herbert Magruder; W. Lincoln Mossop, Jr.; Steven G. Rogers; and Leland R. Speed.

   -----------------------------------------------------------------------------
                        (Except Nominee(s) written above)

2. AMENDMENTS TO THE 1994 STOCK OPTION PLAN, AS AMENDED

   [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

            THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSALS 1 AND 2. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 3 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                            Dated:____________________, 1999

                            Signature(s)________________________________

                            ____________________________________________


                            PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON
                            STOCK CERTIFICATE(S). A corporation is
                            requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, administrators, trustees, guardians and corporate officers are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

                         YOUR VOTE IS IMPORTANT!

           PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
              ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                     IF MAILED IN THE UNITED STATES.


                                 (BACK)